UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

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LOCUST WALK ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Ledgewood PC Two Commerce Square 2001 Market Street, Suite 3400 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 697-0763

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LWACU	NASDAQ Capital Market
Class A common stock, par value $0.0001 per share	LWAC	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	LWACW	NASDAQ Capital Market

Item 8.01.  Other Events.

On January 12, 2021, Locust Walk Acquisition Corp. (the “Company”) consummated the sale of 17,500,000 units (the “Units”) in its initial public offering (the “IPO”). Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one third of one warrant (each, a “Warrant”), where each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share, subject to adjustment as provided in the Company’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission on December 18, 2020 (File No. 333-251496).  The Units were sold in the IPO at an offering price of $10.00 per Unit for gross proceeds of $175,000,000 (before underwriting discounts and commissions and offering expenses).  The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to 2,295,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”); and on January 11, 2021, the Underwriter notified the Company that they were partially exercising the Over-Allotment Option for 2,200,000 Units and waiving the remainder of the Over-Allotment Option. As a result of the Underwriter’s determination not to fully exercise the Over-Allotment Option, certain of the Company’s initial stockholders forfeited an aggregate of 23,750 shares of the Company’s Class B common stock.

On January 12, 2021, simultaneously with the consummation of the IPO, the Company consummated the issuance and sale (“Private Placement”) of 545,000 Units (the “Placement Units”) in a private placement transaction at a price of $10.00 per Placement Unit, generating gross proceeds of $5,450,000.  The Placement Units were purchased by the Company’s sponsor, Locust Walk Sponsor, LLC.

A total of $175,000,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $6.6 million of the Underwriter’s deferred discount) were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of January 12, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited balance sheet as of January 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2021	LOCUST WALK ACQUISITION CORP.

	By:	/s/ Chris Ehrlich
Name: Chris Ehrlich
Title: Chief Executive Officer